Malone & Bailey, PC

Certified Public Accounting Firm

June 12, 2007

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:

Z Yachts, Inc.

File No:

000-1333675

Gentleman:

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated June 12, 2007 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Malone & Bailey, PC

www.malone-bailey.com

2925 Briarpark Drive, Suite 930

Houston, TX  77042

Office - 713.343.7200

Fax - 713.266.1815